Exhibit 10.15

Freddie Mac Loan Number: 534384196

Dakota Hill at Valley Ranch Apartments

GUARANTY

MULTISTATE

(for use in all Property jurisdictions except California)

REVISION DATE 05/06/05

This Guaranty (“Guaranty”) is entered into to be effective as of October 26, 2010, by the undersigned person(s) (the “Guarantor” jointly and severally if more than one), for the benefit of FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Lender”).

RECITALS

A.      DAKOTA HILL PROPERTIES, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership (the “Original Borrower”), previously obtained a loan from CBRE Capital Markets, Inc. (“Original Lender”) in the amount of $23,475,000.00 (the “Loan”). The Loan was evidenced by a Multifamily Note from Original Borrower to Original Lender dated February 1, 2010 (the “Note”). The Note was secured by a Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated the same date as the Note (the “Security Instrument”), encumbering the real property described in the Security Instrument (the “Mortgaged Property”). The Original Lender sold the Note, assigned its rights in the Security Instrument and transferred the Loan to Lender, which is now the holder of the Note and the owner of the Loan.

B.      As a condition to allowing the Original Borrower to transfer the Mortgaged Property to KBS LEGACY PARTNERS DAKOTA HILL LLC, a Delaware limited liability company (the “New Borrower”), and to allow New Borrower to assume the Loan, Lender has required that KBS LEGACY PARTNERS PROPERTIES LLC, a Delaware limited liability company, execute this Guaranty.

C.      All references to Borrower in this Guaranty will be deemed to refer to the New Borrower.

NOW, THEREFORE, to induce Lender to consent to the transfer of the Mortgaged Property to Borrower, and in consideration thereof, Guarantor agrees as follows:

    1.  Defined Terms. “Indebtedness,” “Loan Documents” and “Property Jurisdiction” and other capitalized terms used but not defined in this Guaranty shall have the meanings assigned to them in the Security Instrument.

    2.  Scope of Guaranty.

(a)  Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender:

(i)	the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

(A)	a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of the Note (the “Base Guaranty”); and
(B)	in addition to the Base Guaranty, all other amounts for which Borrower is personally liable under Sections 9(c), 9(d) and 9(f) of the Note; and
(C)	all costs and expenses, including reasonable Attorneys’ Fees and Costs incurred by Lender in enforcing its rights under this Guaranty; and

(ii)	the full and prompt payment and performance when due of all of Borrower’s obligations under Section 18 of the Security Instrument.

(b)  In addition to the Base Guaranty, all other amounts for which Borrower is personally liable under Sections 9(c) through (f) of the Note; and

If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100 percent of the original principal balance of the Note, then this Section 2(b) shall be completely inapplicable and shall be treated as if not a part of this Guaranty.

(c)  If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents (except this Guaranty) shall be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

    3.  Additional Guaranty Relating to Bankruptcy.

(a)  Notwithstanding any limitation on liability provided for elsewhere in this Guaranty, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, the entire Indebtedness, in the event that:

(i)	Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code; or
(ii)	Borrower voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights; or

(iii)	an order of relief is entered against Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a “Related Party.”

(b)  For purposes of this Section, the term “Related Party” means:

(i)	Borrower or Guarantor; and
(ii)	any person or entity that holds, directly or indirectly, any ownership interest in or right to manage Borrower or Guarantor, including without limitation, any shareholder, member or partner of Borrower or Guarantor; and
(iii)	any person or entity in which any ownership interest (direct or indirect) or right to manage is held by Borrower, Guarantor or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower or Guarantor; and
(iv)	any other creditor of Borrower that is related by blood, marriage or adoption to Borrower, Guarantor or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower or Guarantor.

(c)  If Borrower, Guarantor or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in this Section, regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding shall be considered as having been initiated by a Related Party.

    4.  Guarantor’s Obligations Survive Foreclosure. The obligations of Guarantor under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower’s obligations under Section 18 of the Security Instrument shall survive any repayment or discharge of the Indebtedness. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property, Guarantor shall have no obligation under this Guaranty relating to Borrower’s obligations under Section 18 of the Security Instrument after the date of the release of record of the lien of the Security Instrument as a result of the payment in full of the Indebtedness on the Maturity Date or by voluntary prepayment in full.

    5.  Guaranty of Payment and Performance. Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

    6.  No Demand by Lender Necessary; Waivers by Guarantor. The obligations of Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Security Instrument, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, to the fullest extent permitted by applicable law:

(a)  the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor;

(b)  the benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws;

(c)  diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness;

(d)  all rights to cause a marshalling of the Borrower’s assets or to require Lender to:

(i)	proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (an “Other Guarantor”);
(ii)	proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership;
(iii)	proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness; or
(iv)	pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower;

(e)  any right to object to the timing, manner or conduct of Lender’s enforcement of its rights under any of the Loan Documents; and

(f)  any right to revoke this Guaranty as to any future advances by Lender under the terms of the Security Instrument to protect Lender’s interest in the Mortgaged Property.

    7.  Modification of Loan Documents. At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, Lender may:

(a)  extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part;

(b)  extend the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Security Instrument or any other Loan Document, whether presently existing or hereinafter entered into, or waive such performance or compliance;

(c)  accelerate the Maturity Date of the Indebtedness as provided in the Note, the Security Instrument, or any other Loan Document;

(d)  with Borrower, modify or amend the Note, the Security Instrument, or any other Loan Document in any respect, including, but not limited to, an increase in the principal amount; and/or

(e)  modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

    8.  Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor shall be joint and several. Lender, in its sole and absolute discretion, may:

(a)  bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them;

(b)  compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper;

(c)  release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability; and

(d)  otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

    9.  Subordination of Borrower’s Indebtedness to Guarantor. Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and Guarantor shall collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

    10.  Waiver of Subrogation. Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

    11.  Preference. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

    12.  Financial Statements. Guarantor, from time to time upon written request by Lender, shall deliver to Lender such financial statements as Lender may reasonably require.

    13.  Assignment. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” shall also include any lawful owner, holder or pledgee of the Note. Reference in this Guaranty to “person” or “persons” shall be deemed to include individuals and entities.

    14.  Complete and Final Agreement. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that Guarantor has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by a writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.

    15.  Governing Law. This Guaranty shall be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

    16.  Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies which shall arise under or in relation to this Guaranty. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing herein is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

    17.  Guarantor’s Interest in Borrower. Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the making of the Loan.

    18.  STATE-SPECIFIC PROVISIONS:

In addition to the waivers set forth elsewhere in this Guaranty,

(a)  Guarantor waives the benefit of any right of discharge under Chapter 34 of the Texas Business and Commerce Code and all other rights of sureties and guarantors under such Chapter; and

(b)  Guarantor waives all rights or defenses arising under Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, Chapter 34 of the Texas Business and Commerce Code, or any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

19.	Residence; Community Property Provision.

(a)	Guarantor represents and warrants that his/her state of residence is N/A.

(b)	Guarantor warrants and represents that s/he is: N/A

[            ] single

[            ] married

    20.  GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL

BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBIT. The following Exhibit is attached to this Guaranty:

|X|    Exhibit A Modifications to Guaranty

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative.

GUARANTOR:

KBS LEGACY PARTNERS PROPERTIES LLC,

a Delaware limited liability company

By:	KBS LEGACY PARTNERS LIMITED PARTNERSHIP,
a Delaware limited partnership, as its Sole Member

By:	KBS LEGACY PARTNERS
APARTMENT REIT, INC.,
a Maryland corporation, its sole
General Partner

By:/s/ Guy K. Hays

Name: Guy K. Hays

Title: Executive Vice President

GUARANTOR’S ADDRESS

KBS LEGACY PARTNERS PROPERTIES LLC

c/o KBS Realty Advisors, LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attn: David Snyder

KBS LEGACY PARTNERS PROPERTIES LLC

c/o Legacy Partners Residential Development, Inc.

13155 Noel Road, Suite 825

Dallas, Texas 75240-6814

Attn: Spencer Stuart, Jr.

KBS LEGACY PARTNERS PROPERTIES LLC

c/o Legacy Partners Residential Realty LLC

4000 E. Third Avenue, Sixth Floor

Foster City, California 94404

Attn: W. Dean Henry/ Guy K. Hays

THE STATE OF CALIFORNIA        §

                                                             §

COUNTY OF San Mateo         §

On October 19, 2010 before me, Suzan C. Cochrane, a notary public, personally appeared Guy K. Hays, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Suzan C. Cochran (Seal)

Signature of Notary

EXHIBIT A

MODIFICATIONS TO GUARANTY

The following modifications are made to the text of the Guaranty that precedes this Exhibit:

1.	The existing Section 17 of the Guaranty is deleted in its entirety and replaced with the following revised provision:

17.        Guarantor’s Interest in Borrower.    Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the assumption of the Loan.

2.	The following provision is added as Section 21:

21.        Guarantor Minimum Net Worth.    For purposes of this Section, “Guarantor” shall mean collectively C. Preston Butcher, the Preston Butcher Legacy Partners Business Assets Revocable Trust under declaration of trust dated May 12, 2003 and KBS Legacy Partners Properties LLC, a Delaware limited liability company.

(a)	Guarantor shall maintain a minimum joint net worth of $30 million, with liquid assets of at least $3 million (the “Minimum Net Worth Requirement”).
(b)	Annually, within 60 days after the end of each fiscal year of Guarantor, Guarantor will provide Lender a written certification of the net worth of Guarantor, derived in accordance with customarily acceptable accounting practices, which shall be certified, under penalty of perjury, by the Guarantor. This certification is in addition to any financial statements required to be delivered by the terms of the Guaranty.
(c)	It will be an Event of Default under the Security Instrument if Guarantor fails to maintain the Minimum Net Worth Requirement or provide the annual net worth reporting requirements contained in this Guaranty. Lender’s remedies for such an Event of Default shall include, but shall not be limited to, requiring a letter of credit or a partial paydown of the Mortgage.